                                                                   EXHIBIT 10.14


                             EMPLOYMENT AGREEMENT
                             --------------------


     This EMPLOYMENT AGREEMENT (this "Agreement") is effective as of the ____ day of ______________, 1998 (the "Effective Date"), by and between U.S. Remodelers, Inc., a Delaware corporation (the "Company") and Steven L. Gross ("Employee").

                             W I T N E S S E T H:

     WHEREAS, Employee is employed as Vice President--Marketing of the Company;

     WHEREAS, the Company and Employee wish to document certain terms of the employment of Employee in such capacity; and

     WHEREAS, the Company wishes to attract and retain well-qualified executive and key personnel and assure both the Company and the Employee of continuity of management in the event of any actual or threatened change in control of the Company;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                               RESPONSIBILITIES

     Section 1.1 Scope of Employment. Employee is employed by Company to serve as Vice President--Marketing of the Company with the powers and responsibilities set forth for such position in the Bylaws of the Company. Employee accepts employment upon the terms set forth in this Agreement and will perform diligently to the best of his abilities those duties set forth in the Bylaws or as may be designated from time to time by the Board of Directors (the "Board") of the Company and in this Agreement in a manner that promotes the interests and goodwill of the Company.

                                  ARTICLE II
                                 COMPENSATION

     Section 2.1 General Terms. The Company agrees to compensate Employee on a salary basis at an annual rate of One Hundred Thousand Dollars ($100,000), payable in accordance with the Company's ordinary payroll policies and procedures subject to annual review and adjustment by the Board or the Compensation Committee thereof; provided, however, Employee's salary hereunder shall not be adjusted downward without the prior written consent of Employee.

     Section 2.2  Reimbursement.   It is acknowledged by the parties that
Employee, in connection with the services to be performed by him pursuant to the terms of this Agreement, will be required to make payments for travel, communications, entertainment of business associates and similar expenses. The Company will reimburse Employee for all reasonable documented expenses of types authorized by the Company and incurred by Employee in the performance of his duties hereunder. Employee will comply with such budget limitations and approval and reporting requirements with respect to expenses as the Company may establish from time to time.

     Section 2.3 Employee Benefits. During the term of this Agreement, Employee shall be entitled to participate in and receive benefits under any and all employee benefit plans and programs which are from time to time generally made available to the executive employees of the Company including, without limitation, health and disability insurance and bonuses as may be specified in applicable employee manuals or established by the Board. In addition, Employee shall be entitled to an annual physical during the term of this Agreement.

                                  ARTICLE III
                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     Section 3.1 Confidential Information. For purposes of this Agreement, "Confidential Information" is any data or information that is unique to the Company, proprietary, competitively sensitive, and not generally known by the public, including, but not limited to, the Company's business plan, prospective customers ("prospective customers" is understood to mean those potential customers with whom or with which the Company is engaged in active discussion about a business relationship), training manuals, product development plans, bidding and pricing procedures, market plans and strategies, business plans and projections, internal performance statistics, financial data, confidential personnel information concerning employees of the Company, operational or administrative plans, credit information, policy manuals, terms and conditions of contracts and agreements, information derived from reports, investigations, research and analysis and all similar information concept and ideas related to the business of the Company's customers or potential customers or suppliers, other than information that is publicly available. The term "Confidential Information" shall not apply to information which is (i) already in Employee's possession (unless such information was obtained by Employee from the Company in the course of Employee's employment by the Company); (ii) received by Employee from a third party with no restriction on disclosure or (iii) required to be disclosed by any applicable law or by an order of a court of competent jurisdiction; or (iv) contained in documents or other information that is generally available to the public and filed by the Company with any governmental agency or entity.

     Section 3.2 Use and Disclosure. Employee recognizes and acknowledges that the Confidential Information constitutes valuable, special and unique assets of the Company and its affiliates. In consideration of the severance provisions contained herein, Employee hereby agrees that during the term of this Agreement and until the date which is either one (1) year after (a) the termination of Employee's employment hereunder or (b) the expiration of the term of this Agreement (the applicable one-year period will be referred to herein as the "Restricted Period"), Employee will not use or disclose any Confidential Information of the Company except as required to perform Employee's duties.

     Section 3.3 Surrender. Upon the request of the Company and, in any event, upon the termination of this Agreement for any reason, Employee will surrender to the Company (i) all

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

memoranda, notes, records, drawings, manuals or other documents pertaining to the Company's business including all copies and/or reproductions thereof and
(ii) all materials involving any Confidential Information of the Company.

     Section 3.4 Remedies. In the event of a breach or a threatened breach of any of the covenants contained in this Article III, the Company shall, in addition to the remedies provided by law, have the right and remedy to have such covenants specifically enforced by a court having equity jurisdiction, it being acknowledged and agreed that any material breach of any of the covenants will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                                  ARTICLE IV
                        NONCOMPETITION; NONSOLICITATION

     Section 4.1 Restriction. In consideration of the severance provisions contained herein and the access to the Confidential Information granted to Employee, Employee hereby agrees as follows: (a) if this Agreement is terminated pursuant to Section 6.1(b); (b) if this Agreement is terminated pursuant to
Section 6.1(c) or (d) and the Company continues to pay Employee's salary during the Restricted Period as contemplated herein; or (c) if this Agreement is terminated pursuant to Section 6.1(e) and the Company elects to pay Employee's salary during the Restricted Period, then during the Restricted Period, Employee will not, without the prior written consent of the Company, directly or indirectly, (i) within a fifty (50) mile radius of any metropolitan area in which the Company conducts its business, engage or participate in, whether as a manager, employee, officer, director, investor, lender, principal or provide consulting services to any business which owns, manages, or operates a kitchen remodeling or kitchen updating or replacement business or which otherwise engages in competition with the Company, or (ii) solicit or attempt to solicit individually or in concert with others any employee of the Company either to work for Employee personally or on behalf of any other person or entity (whether or not such employment is with a company or business enterprise that is in competition with the Company).

     Section 4.2 Reformation and Severance. If a judicial determination is made that any of the provisions of the above restriction constitutes an unreasonable or otherwise unenforceable restriction against Employee, it shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the prohibited business activity from the coverage of this restriction and to apply the restriction to the remaining portion of the business activities not so severed by such judicial authority. Moreover, notwithstanding the fact that any provisions of this restriction are determined by a court not to be specifically enforceable through injunctive relief, the Company shall nevertheless be entitled to seek to recover monetary damages as a result of the breach of such provision by Employee. The time period during which the restrictions shall apply shall be tolled and suspended as to Employee for a period equal to the aggregate quantity of time during which Employee violates such prohibitions in any respect.

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     Section 4.3  Remedies.  In the event of a breach or a threatened breach of any of the covenants contained in this Article IV, the Company shall, in addition to the remedies provided by law, have the right and remedy to have such covenants specifically enforced by a court having equity jurisdiction, it being acknowledged and agreed that any material breach of any of the covenants will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                                   ARTICLE V
                                     TERM

     This Agreement shall commence on the Effective Date and shall continue in effect through ______ __, 1999 provided, however, that commencing on ___________ __, 1999 and each ________ __ thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless, not later than __________ __ immediately preceding such _____________ __, the Company shall have given notice (the "Non-Renewal Notice") that it does not wish to extend this Agreement.

                                  ARTICLE VI
                                  TERMINATION

     Section 6.1  Termination.

          (a)  Mutual Agreement.  This Agreement may be terminated at any time
     by the mutual agreement of the parties hereto.    Employee will not be
     entitled to any severance pay or other compensation upon termination of his employment pursuant to this Subsection 6.1(a).

          (b) By Company For Company Cause. This Agreement may be terminated by the Company at any time upon written notice for Company Cause (as defined herein) but only after Employee shall have had the opportunity to discuss such termination with the Board, the Board shall have adopted a resolution terminating Employee's employment and specifying such, and Employee shall have received written notice of such action, which notice shall include a copy of such resolution specifying such Company Cause. If a matter purportedly giving rise to Company Cause may be cured by Employee, the Board shall not take any action to terminate Employee for such Company Cause unless and until (i) Employee has received written notice from the Board of the Company specifying such Company Cause and setting forth the action, which, when taken, will correct the Company Cause (if any) and (ii) Employee shall have failed to cure or correct such Company Cause within thirty (30) days after receiving such notice.

          "Company Cause" shall mean any one or more of the following:

          I. A substantial breach by Employee of a material provision of this Agreement;

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          II.  A final conviction, after all available appeals have been exhausted, for a felony which in the reasonable judgment of the Board materially affects Employee's ability to perform his duties pursuant to this Agreement; or

          III. Commission by Employee of an act of fraud, embezzlement, or material dishonesty against the Company or its affiliates as determined by the Board based on information the Board deems reasonable and adequate.

          Employee will not be entitled to any severance pay or other compensation upon termination of his employment pursuant to this Subsection except for any portion of his base salary accrued but unpaid from the last monthly payment date to the date of termination and expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

          (c) Termination by Employee for Good Reason. The Employee may terminate this Agreement at any time for "Good Reason," upon not less than thirty (30) days' written notice to the Employer specifying in reasonable detail the reason(s) therefor.

          "Good Reason" means any of the following:

          I. Any significant change by the Employer in the Employee's (A) rights under this Agreement with respect to issues of compensation and employee benefits (other than changes made with respect to the Company's standard employee benefits), or (B) functions, duties and responsibilities from those contemplated herein, without the prior consent of the Employee;

          II. Company's refusal or willful failure, by action or inaction, of its officers or Board, to perform its other obligations under this Agreement; provided, that if the Employee asserts that the Company has breached the provisions of Subsection (I) or (II), the Employee shall give the Company written notice of the occurrence, facts or circumstances which the Employee asserts constitutes a breach and the Employer shall have thirty (30) days from the date of such notice to cure the asserted breach or to notify the Employee in writing that the Employer does not agree that a breach has occurred; or

          In the event of termination of this Agreement pursuant to this Subsection, Employee's salary in effect on the date of termination shall continue to be paid during the Restricted Period (the "Severance Payments"). Employee shall also be entitled to receive expense reimbursements under Section 2.2 hereof for expenses incurred in performance of his duties prior to termination.

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

          (d) By Company Without Company Cause. The Company may terminate this Agreement at any time, upon five (5) days prior written notice, without Company Cause. In the event of the termination of this Agreement pursuant to this Subsection 6.1(d), the Company will continue to pay Employee the Severance Payments. Employee also shall be entitled to receive expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties prior to termination.

          (e) By Employee Without Good Reason. Employee may terminate this Agreement at any time without Good Reason. Upon termination of his employment pursuant to this Subsection 6.1(e), the Company will pay any portion of Employee's salary at the then current rate and benefits, if any, accrued but unpaid from the last monthly payment date to the date of termination. Employee shall also be paid expense reimbursements under
     Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

          (f) Expiration of Term. This Agreement shall automatically expire upon completion of the term and all extensions pursuant to Article V. Employee will not be entitled to any severance pay or other compensation upon termination of his employment pursuant to this Subsection 6.1(f).

          (g) Termination on Death. In the event of Employee's death, this Agreement will be deemed to have terminated on the date of his death. In the event of his death, the Company will pay to Employee's wife, if married at the time of his death and provided that Employee's wife has not predeceased him, (i) one year's salary and (ii) Employee's expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to termination. If Employee is not married at the time of his death or Employee's wife has predeceased Employee, the Company shall not be obligated to make any payment to Employee's estate.

          (h) Termination on Absence. The Company may terminate this Agreement in the event Employee shall have been absent from his duties with the Company on a full-time basis for 120 consecutive business days. In the event of the termination of this Agreement pursuant to this Subsection 6.1(h) and provided that Employee is entitled to receive disability compensation under applicable insurance policies, the Company shall pay to Employee commencing on the date of such termination, the difference between
     (i) Employee's annual salary calculated on a monthly basis and (ii) any disability compensation received by Employee during the twelve (12) months immediately following such termination. Employee shall be required to provide consultation services to the Company, if needed, and to the extent Employee is able to do so.

     Section 6.2 Arbitration. Any dispute arising under this Article VI shall be resolved in the manner provided by Article VIII.

                                  ARTICLE VII
                     CHANGE IN CONTROL TERMINATION PAYMENT

     Section 7.1 Termination Payment.   Notwithstanding anything to the contrary
contained in Article VI hereof, if, after a Change In Control (as defined in Section 7.2 hereof), (i) Employee elects to terminate this Agreement within one
(1) year of a Change In Control pursuant to Section

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

6.1(c) or 6.1(e) or (ii) the Company terminates this Agreement for any reason within five (5) years of a Change In Control, the Company will pay Employee a lump sum payment (the "Termination Payment") in cash equal to one year's salary at the then current rate in effect immediately prior to the Change In Control.

     Section 7.2 Change in Control. A Change In Control will be deemed to have occurred for purposes hereof, upon any one of the following events following the consummation of the Company's initial public offering of equity securities under the Securities Act of 1933, as amended (an "IPO"): (i) any person (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Company (including its subsidiaries, directors, and executive officers) has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of fifty percent (50%) or more of the combined voting power of the Company's then outstanding Common Stock or equivalent in voting power of any class or classes of the Company's outstanding securities ordinarily entitled to vote in elections of directors ("voting securities"); or (ii) shares representing fifty percent (50%) or more of the combined voting power of the Company's voting securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Company or its subsidiaries or affiliates); or (iii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or of any successor to the Company; or (iv) the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than (A) any party to such merger or consolidation, or (B) any affiliates of any such party; or (v) the Company transfers more than fifty percent (50%) of its assets, or the last of a series of transfers results in the transfer of more than fifty percent (50%) of the assets of the Company, to another entity that is not wholly-owned by the Company or (vi) the Board, approves a resolution that for purposes of this Agreement a Change In Control has occurred. For purposes of Subsection
(v), the determination of what constitutes fifty percent (50%) of the assets of the Company shall be made by the Board, as constituted immediately prior to the events that would constitute a Change In Control if fifty percent (50%) of the Company's assets were transferred in connection with such events, in its sole discretion. Notwithstanding anything to the contrary contained in this Section 7.2, a Change In Control shall not be deemed to have occurred for the purposes hereof, upon the consummation of an IPO.

     Section 7.3 No Right To Continued Employment. This Article VII will not give Employee any right of continued employment or any right to compensation or benefits from the Company except the rights specifically stated herein.

     Section 7.4 Arbitration. Any dispute arising under this Article VII will be resolved in the manner provided in Article VIII.

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                                 ARTICLE VIII
                                  ARBITRATION

     Section 8.1 Scope. The Company and Employee acknowledge and agree that any claim or controversy arising out of or relating to Article VI or Article VII of this Agreement shall be settled by final and binding arbitration in the city in which the Company's principal executive offices are located in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect on the date of the event giving rise to the claim or controversy. The Company and Employee further acknowledge and agree that either party must request arbitration of any claim or controversy within sixty (60) calendar days of the date of the event giving rise to the claim or controversy by giving written notice of the party's request for arbitration. Failure to give notice of any claim or controversy within sixty
(60) calendar days of the event giving rise to the claim or controversy shall constitute waiver of the claim or controversy.

     Section 8.2 Procedures. All claims or controversies subject to arbitration shall be submitted to arbitration within six (6) months from the date that a written notice of request for arbitration is effective. All claims or controversies shall be resolved by a panel of three (3) arbitrators who are licensed to practice law in the State of Texas and who are experienced in the arbitration of labor and employment disputes. These arbitrators shall be selected in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect at the time the claim or controversy arises. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a written decision with respect to all claims or controversies within thirty (30) days from the date the claims or controversies are submitted to arbitration. The parties shall be entitled to be represented by legal counsel at any arbitration proceedings. The determination of which party (or combination of them) will bear the costs and expenses of the arbitration proceeding will be determined by the arbitrators. The arbitrators will have the discretionary authority to award to a party part of the reasonable attorney's fees expense of a party.

     Section 8.3 Enforcement. The Company and Employee acknowledge and agree that the arbitration provisions in this Agreement may be specifically enforced by either party, and that submission to arbitration proceedings may be compelled by any court of competent jurisdiction. The Company and Employee further acknowledge and agree that the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

     Section 8.4 Limitations. Notwithstanding the arbitration provisions set forth herein, Employee and the Company acknowledge and agree that nothing in this Agreement shall be construed to require the arbitration of any claim or controversy (i) arising under Articles III or IV of this Agreement or (ii) where the this Agreement expressly provides for specific performance or any other remedy at law or in equity. These provisions shall be enforceable by any court of competent jurisdiction and shall not be subject to arbitration. Employee and the Company further acknowledge and agree that nothing in this Agreement shall be construed to require arbitration of any claim for workers' compensation or unemployment compensation.

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                                  ARTICLE IX
                                 GENERAL TERMS

     Section 9.1 Notices. All notices and other communications hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if delivered personally or if sent by overnight courier or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication will have specified to the other party hereto in accordance with this Section:

          If to the Company to:     U.S. Remodelers, Inc.
                                    1341 W. Mockingbird Lane
                                    Suite 900 East
                                    Dallas, Texas 75247
                                    Attn:  President
                                    Fax No.: (214) 267-2014

          with a copy to:           Jackson Walker L.L.P.
                                    901 Main Street, Suite 6000
                                    Dallas, Texas 75202-3797
                                    Attn: Charles D. Maguire, Jr.
                                    Fax No.: (214) 953-5822

          If to Employee, to:       Steven L. Gross
                                    ________________
                                    _________________
                                    Fax No.: ___________

     Section 9.2 Withholding; No Offset. All payments required to be made by the Company under this Agreement to Employee will be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law. No payment under this Agreement will be subject to offset or reduction attributable to any amount Employee may owe to the Company or any other person.

     Section 9.3 Entire Agreement; Modification. This Agreement constitutes the complete and entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties. The parties have executed this Agreement based upon the express terms and provisions set forth herein and have not relied on any communications or representations, oral or written, which are not set forth in this Agreement.

     Section 9.4 Amendment. The covenants or provisions of this Agreement may not be modified by an subsequent agreement unless the modifying agreement: (i) is in writing; (ii) contains an express provision referencing this Agreement;
(iii) is signed and executed on behalf of the

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

Company by an officer of the Company other than Employee; (iv) is approved by resolution of the Board; and (v) is signed by Employee.

     Section 9.5 Legal Consultation. Both parties have been accorded a reasonable opportunity to review this Agreement with legal counsel prior to executing this Agreement.

     Section 9.6 Choice of Law. This Agreement and the performance hereof will be construed and governed in accordance with the laws of the State of Texas, without regard to its choice of law principles.

     Section 9.7 Attorney's Fees; Interest. If legal action is commenced by either party to enforce or defend its rights under this Agreement, the party substantially obtaining the relief requested in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

     Section 9.8 Successors and Assigns. The obligations, duties and responsibilities of Employee under this Agreement are personal and shall not be assignable. In the event of Employee's death or disability, this Agreement shall be enforceable by Employee's estate, executors or legal representatives. This Agreement may be assigned by the Company to an affiliate of the Company in connection with such affiliate's IPO.

     Section 9.9 Waiver of Provisions. Any waiver of any terms and conditions hereof must be in writing and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other terms and conditions hereof.

     Section 9.10 Severability. The provisions of this Agreement shall be deemed severable, and if any portion shall be held invalid, illegal or enforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties provided that the substance of the economic relationship created by this Agreement remains materially unchanged. Furthermore, in lieu of each illegal, invalid or unenforceable provision of this Agreement, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     Section 9.11 Remedies. The parties hereto acknowledge and agree that upon any breach by Employee of his obligations under either of Articles III and IV hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief. Notwithstanding the arbitration provisions set forth in Article VIII, Employee and the Company acknowledge and agree that nothing in this Agreement shall be construed to require the arbitration of any claim or controversy (i) arising under Articles III or IV of this Agreement or (ii) where the this Agreement expressly provides for specific performance or any other remedy at law or in equity. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available

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to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

     Section 9.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.



                           [Intentionally Left Blank]

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     IN WITNESS WHEREOF, Company and Employee have caused this Agreement to be executed on the day first written above.

                              COMPANY:

                              U.S. REMODELERS, INC.



                              By:
                                  ---------------------------------
                              Printed Name:
                              Title:

                              EMPLOYEE:



                              By:
                                 ----------------------------------
                              Printed Name:

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